Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Immtech International, Inc. (a Development Stage Enterprise) (the "Company") on Form S-3 of our report dated June 20, 2003, appearing in the Annual Report on Form 10-K of Immtech International, Inc. for the year ended March 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.


Deloitte & Touche LLP
Milwaukee, Wisconsin
August 25, 2003